                FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                  By And Among

                       Forethought Life Insurance Company

                         Lord Abbett Series Fund, Inc.

                                      And

                          Lord Abbett Distributor LLC

     This amendment (the "Amendment") is made and entered into this 1st day of October 2015 by and among Forethought Life Insurance Company (the "Company"), Lord Abbett Series Fund, Inc. (the "Fund") and Lord Abbett Distributor LLC (the "Distributor") (collectively, the "Parties") and modifies the Fund Participation Agreement, dated as of October 16, 2012 (the "Agreement") entered into by and among the Parties. Except as modified herein, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

     WHEREAS, the Parties desire to modify the Agreement as set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the Parties hereby amend the Agreement as follows:

     1. Schedule A to the Agreement is deleted and replaced in its entirety by the attached new Schedule A, effective November 16, 2015.

     IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment.

FORETHOUGHT LIFE INSURANCE COMPANY, for
itself and on behalf of the Separate Accounts

By:
       --------------------------------------------------------
Name:
       --------------------------------------------------------
Title:
       --------------------------------------------------------

LORD ABBETT SERIES FUND, INC., for itself and on                   LORD ABBETT DISTRIBUTOR LLC, BY ITS MANAGING
behalf of the Series                                               MEMBER, LORD, ABBETT & CO. LLC

By:                                                                By:
      ---------------------------------------------------------         ---------------------------------------------------------

Name: Lawrence H. Kaplan                                           Name: Lawrence H. Kaplan

Title: Vice President and Secretary                                Title: Member

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

NAME OF SEPARATE ACCOUNT
Forethought Life Insurance Company Separate Account A

NAME OF CONTRACT(S) FUNDED BY SEPARATE ACCOUNT
All contracts funded by Forethought Life Insurance Company Separate Account A